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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated April 5, 1996 included in Hines Horticulture, Inc.'s (formerly Hines Holdings, Inc.) financial statements for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Orange County, California

May 22, 1998